UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2015 (February 18, 2015)

Covance Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-12213	22-3265977

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

210 Carnegie Center, Princeton, New Jersey	08540
(Addresses of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (609) 452-8550

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

On February 19, 2015, Covance Inc., a Delaware corporation (the “Company”), Laboratory Corporation of America Holdings, a Delaware corporation (“Parent”), and Neon Merger Sub Inc., a Delaware corporation and a direct and indirect wholly owned subsidiary of Parent (“Merger Sub”), completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger by and among the Company, Parent and Merger Sub, dated as of November 2, 2014 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub has merged with and into the Company, with the Company continuing as the surviving entity and as a direct and indirect wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Company Shares”) issued and outstanding immediately prior to the Effective Time of the Merger (other than (i) Company Shares owned directly by the Company as treasury stock or owned directly by Parent or Merger Sub, (ii) certain shares of Company restricted stock and (iii) Company Shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Delaware law) was converted into the right to receive (a) $75.76 in cash, without interest (the “Cash Consideration”), and (b) 0.2686 shares (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”) of common stock, par value $0.10 per share, of Parent (the “Parent Shares”).

As a result of the Merger, Parent paid approximately $4.4 billion in cash and  issued approximately 15,341,954 Parent Shares to shareholders of Covance.  In connection with the consummation of the Merger, the Company requested that the New York Stock Exchange (the “NYSE”) suspend trading of the Company Shares and file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (“SEC”) with respect to the delisting of the Company Shares and the deregistration of the Company Shares under Section 12(b) of the Securities and Exchange Act of 1934, as amended. The Company Shares, which previously traded under the symbol “CVD” ceased to be traded on the NYSE prior to the opening of trading on February 19, 2015 and are being delisted from the NYSE.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2014, and which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on February 19, 2015, the Company repaid all outstanding obligations in respect of principal, interest and fees and terminated all applicable commitments under the Third Amended and Restated Credit Agreement dated as of June 2, 2014 (the “Credit Agreement”) by and among the Company and the guarantors party thereto, PNC Bank, National Association, as agent and the lenders party thereto. The Company’s outstanding letters of credit and hedges under the Credit Agreement will remain outstanding following the termination of the Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

With respect to the Company’s $250 million principal amount in outstanding senior notes, pursuant to the Note Purchase Agreement dated as of October 2, 2013, among the Company and the purchaser parties thereto, following the consummation of the Merger, the Company is required to offer to purchase all the outstanding senior notes at 100% of their principal amount plus accrued interest.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, the Company became a direct and indirect wholly owned subsidiary of Parent.  The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference.

The Cash Consideration was funded by Parent with a combination of cash on hand and third party debt financing, including a $1.0 billion five-year senior unsecured term loan credit facility Parent entered into with Bank of America, N.A., as administrative agent, and other financial institutions, the issuance by Parent of $2.9 billion senior unsecured notes and a $400 million 60-day term loan bridge credit facility Parent entered into with Bank of America, N.A., as administrative agent, and other financial institutions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and at the Effective Time, each of the seven directors of the Company (Robert Barchi, Gary E. Costley, Sandra L. Helton, Joe Herring, John McCartney, Joseph Scodari and Bradley T. Sheares) voluntarily resigned from the Board of Directors of the Company, and F. Samuel Eberts III and Glenn A. Eisenberg became the directors of the Company.

On February 18, 2015, the Company entered into an amended and restated employment letter with Mr. Joseph Herring and Parent.  The purpose of the amended and restated letter agreement (the “Agreement”) is to set forth the terms and conditions of Mr. Herring’s employment following the Effective Time and for Parent and the Company to acknowledge and agree on payments and benefits that shall become due to Mr. Herring from the surviving entity and/or Parent.  The Agreement became effective at the Effective Time and entirely supersedes Mr. Herring’s existing employment letter agreement with the surviving entity and all amendments thereto.

At the Effective Time, Mr. Herring became the Chief Executive Officer of the surviving entity, and will report to the Chief Executive Officer of Parent.  Mr. Herring’s duties will transition, succession planning, customer retention and introduction and growth and other duties at a chief executive officer level that are mutually agreed upon by Mr. Herring and the Chief Executive Officer of Parent.  The term of Mr. Herring’s employment with the surviving entity under the Agreement will be through July 31, 2015.

Mr. Herring will be paid an annualized base salary of $1,000,000 and be entitled to a bonus based on the attainment of pre-established performance goals for 2015 (the “2015 Bonus”) that are the same goals established for the current Chief Executive Officer of Parent.  This target bonus amount shall be 120% of Mr. Herring’s base salary annualized for the full 2015 calendar year, pro-rated for the number of months in calendar 2015 during which he is employed by Parent, the surviving entity or any of their respective affiliates, with the actual payout percentage to be the same percentage as that for the current Chief Executive Officer of Parent. If the current Chief Executive Officer of Parent is no longer the Chief Executive Officer of Parent at the time of bonus payments for the 2015 calendar year (or if he accepts other compensation in lieu of annual bonus), Mr. Herring’s actual payout percentage will be the percentage based upon actual performance, provided that if any of the pre-established performance goals are subjective, they will be deemed satisfied.

Mr. Herring will be eligible to participate in all the surviving entity employee benefit plans, including medical, dental, life insurance, disability, and 401(k) Savings Plan, in accordance with the terms and conditions of those plans.  The parties acknowledge that, as of the Effective Time, the conditions necessary for Mr. Herring to claim a “Constructive Termination” following a Change in Control of the surviving entity (as such terms are defined in the Supplemental Executive Retirement Plan (the “SERP”)) will have been met thereby providing him with credit for three additional years of participation (service) and age under the SERP, which additional credit shall be reduced by the period of service and increase in age completed and experienced following the Effective Time and termination of employment.

Mr. Herring shall receive, as soon as practicable following the Effective Time, Parent restricted stock units, or “RSUs,” with a value equal to $2,333,333 based on the ten-day closing average price of a share of Parent common stock prior to the grant date that shall cliff vest on July 31, 2015, provided he continues in service with Parent or the surviving entity or any of their respective affiliates through that date, except as provided in the Agreement.

The parties acknowledge that, as of the Effective Time, the conditions necessary for Mr. Herring to claim a “Constructive Termination” following a Change in Control of the surviving entity (as such terms are defined in Mr. Herring’s prior agreement) will have been met.  Upon an Event of Termination (as defined in the Agreement), Mr. Herring will be entitled to a lump sum payment equal to $6,600,000, plus the other benefits set forth in the Agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, and at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety, and the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Company (other than as to the name of the Company, which remains “Covance Inc.”).  Copies of the amended and restated certificate of incorporation of the Company and the bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 2, 2014, among Laboratory Corporation of America Holdings, Covance Inc. and Neon Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2014).

3.1	Amended and Restated Certificate of Incorporation of Covance Inc.
3.2	Amended and Restated Bylaws of Covance Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Covance Inc.

Date: February 19, 2015	By:	/s/ James W. Lovett
Name: James W. Lovett
Title: Corporate Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 2, 2014, among Laboratory Corporation of America Holdings, Covance Inc. and Neon Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2014).

3.1	Amended and Restated Certificate of Incorporation of Covance Inc.
3.2	Amended and Restated Bylaws of Covance Inc.